Exhibit 5.1

Seanergy Maritime Holdings Corp. 154 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece

Our reference: 31339.50005/80779934v3

February 19, 2021

Seanergy Maritime Holdings Corp.: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as counsel to Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-1 (as amended and supplemented from time to time, the “Registration Statement”), filed on the date hereof registering the resale of up to an aggregate of 48,236,327 common shares, par value $0.0001 per share (the “Common Shares”) of the Company, consisting of 7,031,183 Common Shares of the Company (the “Issued Shares”) and 41,205,144 Common Shares (the “Issuable Shares”) issuable upon the exercise or conversion of convertible securities as described within in the Registration Statement (the “Convertible Securities”). Each Convertible Security was issued by the Company in a transaction exempt from registration under the Securities Act of 1933, as amended.

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)	the Registration Statement and the prospectus included therein (as amended and supplemented, the “Prospectus”);

(b)	the Convertible Securities;

(c)	the Company’s restated articles of incorporation and third amended and restated bylaws of the Company (each as amended to date, together, the “Articles and Bylaws”); and

(d)
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have assumed that the Company will, at the time of any issuance of Issuable Shares, have a sufficient number of authorized but unissued shares of common stock pursuant to its Articles to so issue the relevant number of Issuable Shares. We have also assumed that, at or prior to the time of the delivery of any of the Issuable Shares, there will not have occurred any change in the law or the facts affecting the validity of the Convertible Securities.

This opinion letter is limited to Marshall Islands law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Issued Shares have been duly authorized and are validly issued and fully paid and non-assessable. The Issuable Shares have been duly authorized by the Company.

2.
When each of the Issuable Shares is issued and delivered upon the exercise or conversion of the applicable Convertible Security in accordance with its respective terms, each Issuable Share will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP